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                                                                   EXHIBIT 11.1

SpectRx, Inc.
COMPUTATION OF LOSS PER SHARE
(in thousands, except per share data)

                                                           Three Months                         Nine Months
                                                           September 30,                        September 30
                                                    --------------------------          --------------------------
                                                      1998              1999              1998              1999
                                                    --------          --------          --------          --------
Net Loss                                            $ (1,135)         $ (1,121)         $ (5,130)         $ (5,399)

Weighted average Common Stock
outstanding during the period                          8,001             8,030             7,897             8,024

Basic and Diluted
                                                    --------          --------          --------          --------

Loss Per Share Basic and Diluted                    $  (0.14)         $  (0.14)         $  (0.65)         $  (0.67)
